Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2013 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 29, 2013 of Kratos Defense & Security Solutions, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

San Diego, California

August 20, 2014